UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2008

PURPLE BEVERAGE COMPANY, INC.
(Exact Name of Registrant as Specified in Charter)
Nevada	000-52450	01-0670370
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 East Las Olas Blvd, Suite 830 Fort Lauderdale, Florida	33301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 462-8757

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed on Form 8-K filed on September 4, 2008, with the Securities and Exchange Commission (the “SEC”), Purple Beverage Company, Inc. (the “Company”) sought, and as of September 10, 2008, entered into, amendments to the terms of its Subscription Agreements and warrants sold in its December 2007 private placement.

As a result of the amendments: (i) the Company issued newly-issued shares of restricted common stock, in an amount equal to 15% of the number of shares into which each unexercised $2.00 warrant outstanding was exercisable, and each $2.00 warrant (other than $2.00 warrants exercised or exercisable for registered shares) will be forfeited and cancelled; (ii) the exercise price of all $2.00 warrants registered with the SEC has been adjusted to $0.40 per share; and (iii) the Company issued all previous purchasers of shares of common stock at prices over $0.40 per share additional shares of common stock so that their effective purchase price per share will be equal to $0.40 per share.

Accordingly, after giving effect to the foregoing amendments, the Company issued 7,523,447 shares of common stock and after giving effect of such issuance, the Company’s outstanding common stock will increase to 68,374,896 shares. In addition, the Company has warrants to purchase 4,624,200 shares at an exercise price of $0.40.

Additional terms are set forth in the Company’s Current Report on Form 8-K dated September 4, 2008 filed with the SEC, which are incorporated herein by reference.

Market-Standoff

The terms of the market standoff adopted pursuant to the amendment also provides that the subscribers’ agreements to refrain from sales at the request of an underwriter or placement agent will be limited to a maximum of 9 months. The market standoff will expire no later than 90 days following the date on which the Company enters into an underwriting or placement agent agreement for a public offering. There is also a condition that the Company’s officers, directors and major shareholders will enter into equivalent market standoff agreements. In the event of any modification or release, all subscribers subject to the market standoff will benefit on a pro rata basis and be treated comparably.

Warrant Assignment Agreement

In connection with the amendments, the Company may agree to the assignment and exercise of $2.00 warrants at adjusted exercise prices to be agreed by negotiation, or $0.40 per share as a maximum exercise price. In addition the Company agreed to pursue a registered offering of its securities and to file a registration statement with the SEC and use its best efforts to submit an American Stock Exchange or other national exchange listing application prior to January 30, 2009. The Company does not presently qualify for approval of an original listing application with any national securities exchange and no $2.00 warrants have been exercised.

Consulting Agreement

On September 15, 2008, the Company entered into a consulting agreement (the “Consulting Agreement”) with a consultant (the “Consultant”). The Consulting Agreement will terminate on September 15, 2009 or within 30 days prior written notice of either the Company or Consultant. Consultant will provide consulting services including (i) assisting the Company in formulating potential business and acquisition strategies and (ii) general business advice and business development. For the provision of his consulting services, Consultant will receive 2,500,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) in consideration of bridge loans advanced by Consultant and 2,000,000 shares of Common Stock issued under the Company’s 2007 Incentive Plan.

Amendment of 2007 Incentive Plan

On September 15, 2008, the board of directors of the Company amended the 2007 Incentive Plan (the “Plan”) in order to increase the amount of restricted shares or restricted share units that an individual can receive in one Plan Year (as defined in the plan) from 1,000,000 shares to 2,000,000 shares.

Waiver

On September 15, 2008, Theodore Farnsworth, Chief Executive Officer waived all right to receive 2,000,000 shares of Common Stock granted pursuant to options exercisable under the 2007 Incentive Plan (the “Plan”) of Venture Beverage Company, which options were cancelled, deemed null and void, have no further effect and are now available for re-issuance under the Plan. The Company will issue 2,000,000 shares of restricted stock to the Consultant pursuant to the Plan.

The foregoing is not a complete summary of the terms of the material agreements described in this Item 1.01, and reference is made to the complete text of all material agreements described in Item 9.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 12, 2008, the Company issued a Promissory Note in favor of a lender (the “Note”) in the principal amount of $500,000. The Note bears interest on the unpaid principal balance at a rate of 5% per annum. All principal and accrued interest on the Note is due and payable on October 13, 2008. If the Company defaults on the Note, the Company will be obligated to pay interest on amounts past due at a rate of 18% per annum. At present, the Company has received $250,000 subject to the terms of Note.

The foregoing is not a complete summary of the terms of the material agreements described in this Item 2.03, and reference is made to the complete text of all material agreements described in Item 9.01.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On August 8, 2008, the Company issued a promissory note in favor of Chelsea Development International LTD in the principal amount of $250,000 (the “Chelsea Note”). The Chelsea Note matured on September 8, 2008. Accordingly, the Company is currently in default under the terms of the Chelsea Note.

On June 6, 2008 the Company, issued to Ben Rabinowitz (“Rabinowitz”) a promissory note in the outstanding principal amount of $250,000 (the “First Rabinowitz Note”). On June 24, 2008 the Company, issued Rabinowitz a promissory note in the outstanding principal amount of $250,000 (the “Second Rabinowitz Note” and collectively with the First Rabinowitz Note, the “Rabinowitz Notes”). The First Rabinowitz Note matured on August 6, 2008. The Second Rabinowitz Note matured on August 24, 2008. The Company has the ability to extend the maturity date of each of the Rabinowitz Notes for up to two 30-day periods in exchange for the Company’s prompt issuance of 25,000 shares of Common Stock for each 30-day extension for each Rabinowitz Note. Additionally, in accordance with the terms of the Rabinowitz Notes, an event of default has occurred as a result of the default under the Chelsea Note.

On July 16, 2008, the Company issued a promissory note to Jay-2 Investments, LLC in the principal amount of $1,000,000 (the “Jay-2 Note”). In accordance with the terms of the of the Jay-2 Note, an event of default has occurred as a result of the default under the Rabinowitz Notes and the Chelsea Note. Upon the occurrence of the default, the interest rate on the Jay-2 Note became 18% per annum.

The Company is currently in discussions with its various lenders regarding the extensions of the maturity date of the notes, as applicable, and/or waivers with respect to each of the notes in default.

The foregoing is not a complete summary of the terms of the material agreements described in this Item 2.04, and reference is made to the complete text of all material agreements described in Item 9.01.

Item 5.02.	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2008, Michael W. Wallace, Chief Financial Officer of the Company ceased to perform his respective duties. On September 15, 2008, the board of directors of the Company appointed Theodore Farnsworth as the principal financial and principal accounting officer of the Company.

Theodore Farnsworth, 46, has served as the Company’s chief executive officer, president, secretary and as a director since December 2007. Mr. Farnsworth was the chief executive officer, president, secretary and as a director of Venture Beverage Company from May 2007 to December 2007. From September 2001 to October 2007, Mr. Farnsworth served as chairman of Xstream Beverage Network, Inc. and from November 2004 to November 2007, Mr. Farnsworth served as Xstream Beverage Network, Inc.’s chief executive officer. Prior to that, from April 1998 to March 2001, Mr. Farnsworth served as chairman and founder of Farmbid.com, an agricultural Internet portal site. From May 1997 to March 1998, Mr. Farnsworth was president of Fontal Restaurant Group, Inc., parent of Burrito Grill restaurants.

In July 2008, the Company issued two short-term notes payable to Theodore Farnsworth, totaling $200,000 and, bearing annual interest of 2.42%, with unspecified maturity periods. The notes were each for $100,000, and one of the $100,000 notes was repaid in July 2008.

Item 7.01.	Regulation FD Disclosure.

The Company authorized additional amendments to the Subscription Agreements, and the 2007 Warrants subject to receipt of approval required under the Subscription Agreement. Upon receipt by the Company of the requisite consents as set forth in the Subscription Agreement and acceptance by the Company, the prior amendment to the Subscription Agreement will be amended to confirm that the exercise price of the $2.00 warrants assigned by the holder thereof shall be the price determined by negotiation by the Company and any holder or assignee thereof. All applicable anti-dilution, price protection and most favored nations provisions of the Subscription Agreement will be determined in accordance with the to be negotiated exercise price of the $2.00 warrants. In addition, the proposed amendment eliminates the requirement that the Company to obtain approval to file a registration statement with the SEC.

The foregoing is not a complete summary of the terms of the material agreements described in this Item 7.01, and reference is made to the complete text of all material agreements described in Item 9.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Form of Subscription Agreement, dated as of December 12, 2007

10.2*	Form of Common Stock Purchase Warrant, dated as of December 12, 2007

10.3**	Amendment to Subscription Agreement and to Common Stock Purchase Warrant to Purchase Shares of Purple Beverage Company, Inc., dated as of April 2, 2008

10.4***	Amendment No. 2 to Subscription Agreement and to Common Stock Purchase Warrant to Purchase Shares of Purple Beverage Company, Inc.

10.5***	Form of Warrant Assignment Agreement

10.6	Amendment No. 3 to Subscription Agreement and to Common Stock Purchase Warrant to Purchase Shares of Purple Beverage Company, Inc.

10.7	500,000 Promissory Note, dated September 12, 2008

10.8	Consulting Agreement dated September 15, 2008

10.9	Amendment No. 1 to 2007 Incentive Plan

10.10	Waiver Letter executed by Theodore Farnsworth dated September 15, 2008

10.11****	$250,000 Promissory Note to Chelsea Development International LTD, dated August 8, 2008

10.12****	$1,000,000 Promissory Note to Jay-2 Investments, LLC dated July 16, 2008

* Previously filed as Exhibits 10.7 and 10.8, respectively to Current Report on Form 8-K/A filed December 17, 2007.
** Previously filed as Exhibit 10.1 to Current Report on Form 8-K filed April 4, 2008.
*** Previously filed as Exhibits 10.4 and 10.5, respectively to Current Report on Form 8-K filed September 3, 2008.
**** Previously filed as Exhibits 10.2 and 10.6, respectively to Current Report on Form 8-K filed September 9, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Purple Beverage Company, Inc.

Dated: September 16, 2008	By:	/s/ Theodore Farnsworth
		Name:	Theodore Farnsworth
		Title:	Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1*	Form of Subscription Agreement, dated as of December 12, 2007

10.2*	Form of Common Stock Purchase Warrant, dated as of December 12, 2007

10.3**	Amendment to Subscription Agreement and to Common Stock Purchase Warrant to Purchase Shares of Purple Beverage Company, Inc., dated as of April 2, 2008

10.4***	Amendment No. 2 to Subscription Agreement and to Common Stock Purchase Warrant to Purchase Shares of Purple Beverage Company, Inc.

10.5***	Form of Warrant Assignment Agreement

10.6	Amendment No. 3 to Subscription Agreement and to Common Stock Purchase Warrant to Purchase Shares of Purple Beverage Company, Inc.

10.7	500,000 Promissory Note, dated September 12, 2008

10.8	Consulting Agreement dated September 15, 2008

10.9	Amendment No. 1 to 2007 Incentive Plan

10.10	Waiver Letter executed by Theodore Farnsworth dated September 15, 2008

10.11****	$250,000 Promissory Note to Chelsea Development International LTD, dated August 8, 2008

10.12****	$1,000,000 Promissory Note to Jay-2 Investments, LLC dated July 16, 2008

* Previously filed as Exhibits 10.7 and 10.8, respectively to Current Report on Form 8-K/A filed December 17, 2007.
** Previously filed as Exhibit 10.1 to Current Report on Form 8-K filed April 4, 2008.
*** Previously filed as Exhibits 10.4 and 10.5, respectively to Current Report on Form 8-K filed September 3, 2008.
**** Previously filed as Exhibits 10.2 and 10.6, respectively to Current Report on Form 8-K filed September 9, 2008.